Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2019, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-225314) of Symetra Life Insurance Company and related Prospectus of the Symetra Trek annuity contract.

/s/ Ernst & Young LLP

Seattle, Washington
March 27, 2019